EXHIBIT 10.4

[*] = Certain confidential information contained in this document, marked with brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment made pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Amendment

20070105.006.S.014.A.002

Between

StarTek, Inc.

And

AT&T Services, Inc.

AMENDMENT NO. 2

AGREEMENT NO. 20070105.006.S.014

This Amendment, effective on the date when signed by the last Party (“Effective Date”), and amending Agreement No. 20070105.006.S.014, is by and between StarTek, Inc., a Delaware corporation (“Supplier”), and AT&T Services, Inc., a Delaware corporation (“AT&T”), each of which may be referred to in the singular as a “Party” or in the plural as the “Parties.”

WITNESSETH

WHEREAS, Supplier and AT&T entered into Agreement No. 20070105.006.S.014 on March 1, 2009 (the “Agreement”); and

WHEREAS, Supplier and AT&T desire to amend the Agreement as hereinafter set forth.

NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, the Parties hereto agree as follows:

1.              Section 2.1 (“Primary Contact Information”) shall hereby be deleted in its entirety and replaced with the following:

2.1                           The following will perform the function of primary Supplier Project Manager for the Program for the duration of this WO.  Supplier will use reasonable commercial efforts to retain the resource in this position.

AT&T Contact(s)	Supplier Contact(s)
Name: [*] Address: [*] Phone: [*] Cell: [*] E-mail: [*]	Name: [*] Address: [*] Phone: [*] Cell: [*] E-mail: [*]

2.              The following statement shall be added to the end of Section 6.3:

The Standards outlined in Sections 6.3 do not apply to the Quality Evaluation Program.

3.              Section 6.4 (“Quality Evaluation Performance Standards”) shall hereby be added to the Agreement as follows:

Proprietary and Confidential

This Agreement and information contained therein is not for use or disclosure outside of AT&T, its Affiliates, and third party representatives, and Supplier except under written agreement by the contracting parties.

6.4                       Quality Evaluation Performance Standards:  QA Program Performance Standards will be determined following the Pilot Phase of the Program.

4.         Section 9 (“PRICE”) shall hereby be deleted in its entirety and replaced with the following:

“9.1                 Services provided from Supplier’s Mansfield, Ohio and Collinsville, Virginia Sites under this WO shall be compensated by Buyer to Supplier pursuant to the rates and charges detailed in Exhibit B, and Services provided from Supplier’s Ortigas Center Manila, Philippines Site shall be compensated by Buyer to Supplier pursuant to the rates and charges detailed in Exhibit B Appendix 1and 2 which are attached hereto and fully incorporated herein by this reference.  Such rates and charges do not include all applicable taxes.”

5.              Section 11 shall hereby be deleted in its entirety and replaced with the following:

DISPUTE RESOLUTION

Either party may give the other party written notice of any dispute not resolved in the normal course of business. The parties will attempt in good faith to promptly resolve any issue, dispute, or controversy arising out of or relating to this Agreement promptly by negotiation between the managers set forth below.  Within ten (10) days after delivery of such notice, representatives of both parties will meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to exchange relevant information and to attempt to resolve the dispute within the time frames here:

	AT&T	Supplier

Within [*]	[*]	[*]

Within [*]	[*]	[*]

Within [*]	[*]	[*]

6.              The following statement shall hereby be added to the end of Exhibit A entitled Deliverables Matrix.

Quality Evaluation Reporting Requirements will be determined following the Pilot Phase of the Program.

7.              The first sentence set forth in Exhibit B shall hereby be deleted in its entirety and replaced with the following:

“For Services performed from Supplier’s Mansfield, Ohio and Collinsville, Virginia Sites under this WO, Supplier shall be compensated in accordance with the pricing shown below:”

8.              Exhibit B, Appendix 1 entitled Price - Ortigas Center Manila, Philippines is hereby incorporated into the Agreement by reference.

9.              Exhibit B, Appendix 2 entitled Quality Evaluation Pilot Pricing is hereby incorporated into the Agreement by reference.

10.       Exhibit D (“Program Descriptions”) shall hereby be deleted in its entirety and replaced with the attached Exhibit D.

11.       QA Pilot Training Plan is hereby added to Exhibit E (“Hours of Operations and Training Durations”), incorporated into the Agreement by reference.

The terms and conditions of Agreement No. 20070105.006.S.014 in all other respects remain unmodified and in full force and effect.

Original signature transmitted and received via facsimile or other electronic transmission of a scanned document, (e.g., .pdf or similar format) are true and valid signatures for all purposes hereunder and shall bind the Parties to the same extent as that of an original signature.  This Agreement may be executed in multiple counterparts, each of which shall be deemed to constitute an original but all of which together shall constitute only one document.

IN WITNESS WHEREOF, the Parties have caused this Amendment to Agreement No. 20070105.006.S.014 to be executed, as of the date the last Party signs.

StarTek, Inc.		AT&T Services, Inc.

By:	/s/ A. Laurence Jones	By:	/s/ Michael De Palma

Printed Name:	A. Laurence Jones	Printed Name: Michael De Palma

Title:	President and CEO	Title:	Director - Contact Centers and
Marketing
Date:	4/26/2010	Date:	4/19/2010

Exhibit B — Appendix 1

Price — Ortigas Center Manila, Philippines

For Services performed from Supplier’s Ortigas Center Manila, Philippines Site under this WO, Supplier shall be compensated in accordance with the pricing shown below.

PROGRAM NAME	Business End User Care Program

LOCATION	Ortigas Center Manila, Philippines

BILLABLE HOUR RATE	* $[*]

DRUG SCREEN & BACKGROUND CHECK:	Passed through at cost (Checks required as a result of attrition will be the responsibility of Supplier.)

OVERTIME RATE & HOLIDAY (by Site)	Premium Rate: [*]% premium above the Billable Hour Rate being paid by AT&T for the time period requested

TRAINING RATE	New Hire/Growth $[*]

Nesting: $[*]

Supplemental Training [*]

Conversion Training: [*]

Attrition: [*]

* Special Billable Hour Rates For First Six Months

•                  From the start of agent training in the Philippines, for a period of 6-months, the Billable Hour Rate shall be $[*] for both production and training

•                  At 6+ months, the Billable Hour Rate for production will be $[*] and ramp/growth training will be $[*].

Notes:

a.              “Billable Hour” means the time between the time a CSR clocks into and clocks out of Supplier’s time keeping system for the purpose of performing agreed upon work for AT&T.  This time shall include a maximum of fifteen (15) minutes per day of pre-shift instructions per CSR unless otherwise directed by AT&T.  The Billable Hour includes 30 minutes for breaks but does not include lunches, sick time, vacations, or Supplier sponsored events such as non-AT&T focus groups and non-AT&T development.  Actual time in a Billable Hour for billing purposes is 60 minutes.

b.              The total amount payable by AT&T for the Services shall be determined by applying the stated rate of compensation to die Services actually performed by Supplier. The Premium and Overtime Rate shall apply if Supplier is able to and AT&T agrees to offer premium and overtime hours (to the extent such hours are in excess of 40 hours per week per CSR). Holiday Rates shall apply based on applicable Holidays at the Site. US Holidays (applicable only in the U.S.): New Years Day, Thanksgiving Day, Labor Day, Christmas Day, Memorial Day, Independence Day, Christmas Eve. Canadian Holidays (applicable only in Canada): New Years Day, Good Friday, Victoria Day, Canada Day, Civic Day, Labor Day, Thanksgiving Day, Remembrance Day, Christmas Day, and Boxing Day. Philippine Holidays (applicable only in the Philippines):  New Years Day (January 1), Maundy (April 2), Good Friday (Same as US/Canada), Araw ng Kagitingan (Nearest Monday to April 9),  Labor Day (May 1) Independence Day (Monday nearest to June 12), Ninoy Aquino Day (Monday nearest to August 21), National Heros Day (Last Monday of August), All Saints Day (November 1), Bonifacio Day (Monday nearest to November 30), Additional Special Day (December 24th), Christmas Day (December 25th), Rizal Day (Nearest Monday December 30), Last Day of the Year (December 31st) Should AT&T Mobility request that Supplier provide Services for the Program on any of the Holidays listed, AT&T Mobility shall compensate Supplier at the Holiday Rate as listed herein.

c.               Domestic Inbound/Outbound telecom. AT&T shall be client of record on the (800) service. Subject to AT&T’s prior written approval of usage, domestic inbound and outbound telecom charges shall be a direct pass through.

d.              Postage, shredding, express mail, printing, and courier services, trunking and circuits, reproduction (other than [*] which is borne by Supplier), and travel (Pre-approved by AT&T) will all be charged [*].

e.               AT&T will not be charged costs associated with [*].  AT&T will be charged for Growth Training.  Growth is defined as any requested increase in FTE above previous locked forecast.  If AT&T requests Supplier to reduce FTE, then subsequently requests Supplier increase FTE, that increase will be considered growth and the associated training will be billable to AT&T.

f.                Launch Support — AT&T support of launch costs for Domestic Staff Launch Support and Pioneer Team not to exceed $[*]. AT&T costs shall be a direct pass through, and shall be billed at the time cost is incurred.

g.               Program Support Analyst:  One position per site.   $[*] per hour for US Based positions or $[*] per hour for Ortigas Based positions (not to exceed [*] hours per week without prior written approval of the AT&T contact identified in 2.1 of this WO.  Functions shall include, but not be limited to, the following tasks:

1.              Creates & maintains all reports & data pertaining to billing requirements for AT&T

2.              Works with CCDs & accounting  to meet invoicing deadlines at mid-month & end of month

3.              Develop a detailed understanding of the billing structure & performance penalties/bonus per SOW to ensure compliance

4.              Daily monitors invoice data & performs various daily audits to ensure accuracy & validity of invoicing data

5.              Recommends updates & changes to reports as needed

6.              Submits tickets & works with reporting department for various changes & issues

7.              Works closely with CCDs to ensure sites are gathering  all invoicing data correctly & consistently

8.              Maintains invoice files & back up documentation

9.              Verifies all invoice data including descriptions, dollars amounts, & PCAs

10.       Effectively responds to all reporting requests from SRT & AT&T

11.       Acts proactively to assess & address changes in the business environment

12.       Works with resource planning to ensure all agent set-ups are correct for upload to FTP files for upload to SRS PAR

13.       Performs daily audits to ensure data files posted to the FTP site for upload to SRS PAR are accurate

14.       Prepares mapping  & submits updated reporting requests for any new or changed agent groups (skills)

15.       Works with resource planning to ensure all necessary billable information is documented

16.       Works with quality department to ensure all necessary billable information is documented

17.       Acts as reporting, invoicing and issues POC

h.              Methods & Process (M&P) Specialist: One position per Site. $[*] per hour for US Based positions or $[*] per hour for Ortigas Based positions (not to exceed [*] hours per week without prior written approval of the AT&T Mobility contact identified in 2.1 of this Work Order.  Functions shall include, but not be limited to, the following tasks:

1.        Effectively & accurately communicates information then identifies, tracks, compiles, & summarizes results for the site

2.        Distributes AT&T information by attending team huddles, meetings & focus groups

3.        Creates desk drops, emails, presentations, weekly newsletters & updates Communication SharePoint’s

4.        Proactively looks for issues to identify any communication gaps & interacts with other programs in the region.

5.        Maintains any local trackers; creates/deletes/maintains discussion boards on IMC SharePoint & Communication Dashboard sites; oversee IMC SharePoint permissions profile accuracy; attends bi-weekly National IMC calls.

6.        Completes team hierarchy add/deletes for mapping to SRS PAR Site

i.                  Quality Champion:  One position per Site.  $[*] per hour for US Based positions or $[*] per hour for Ortigas Based positions (not to exceed [*] hours per week without prior written approval of the AT&T contact identified in 2.1 of this WO).  Position allows sites to better examine the areas of opportunity to improve quality & address any AT&T related concerns. Functions shall include, but not be limited to, the following tasks:

1.              Works closely with the AT&T internal Quality Champion to analyze & interpret the sites Quality & Wave results

2.              Interacts with all departments to coordinate Quality Assurance & Wave training, educations & results

3.              Reviews performance thru quality analysis, working with agents to improve performance

4.              Creates of job aids, educational training, reports out information & provides suggested solutions

5.               Strongly partners with Quality Assurance department to ensure consistent message & delivery of information & call expectations

6.               Participates during Quality Assurance calibrations both internally & nationally

7.               Identifies behaviors that if changed, would give the site the most positive impact

8.               Analyzes Quality & Wave trends to understand the challenges & how to drive improvements

9.               Draws conclusions from data & makes meaningful recommendations to the AT&T & the site

10.         Delivers analysis & educates all regarding trends.  Delivers training in the classroom, Nesting & production

11.         Researches issues & partners/communicates to all departments to alleviate problems, inconsistencies & or improve overall customer satisfaction levels

12.         Reports current trends & makes recommendations for improvement through coaching & mentoring

13.         Tracks quality trends & makes recommendations to training team on changes to current programs

14.         Interacts with all levels of personnel & responds to questions from agents, supervisors, managers & AT&T

Exhibit B — Appendix 2

Quality Evaluation Pilot Pricing

For Quality Evaluation Pilot Services performed from Supplier’s Ortigas or Makati Centers, Manila, Philippines Site under this WO, Supplier shall be compensated in accordance with the pricing shown below.

PROGRAM NAME	QUALITY EVALUATION PILOT

LOCATION	Ortigas or Makati Centers Manila, Philippines

BILLABLE HOUR RATE	$[*]*

DRUG SCREEN & BACKGROUND CHECK:	Passed through at cost (Checks required as a result of attrition will be the responsibility of Supplier.)

OVERTIME RATE & HOLIDAY (by Site)	Premium Rate: [*]% premium above the Billable Hour Rate being paid by AT&T for the time period requested

TRAINING RATE	BEUC New Hire/Growth $[*]*

Nesting: $[*]*

Supplemental Training [*]

Conversion Training: [*]

Attrition: [*]

*Pricing applies to the Pilot Phase of the Project.  The Pilot Phase is agreed to run for a period of approximately 4 months from the projected start date of May 15, 2010 to Sep 30, 2010.  Beyond this date or if AT&T chooses to grow the program, a new pricing structure will be required.

Notes:

a.           “Billable Hour” means the time between the time a CSR clocks into and clocks out of Supplier’s time keeping system for the purpose of performing agreed upon work for AT&T.  This time shall include a maximum of fifteen (15) minutes per day of pre-shift instructions per CSR unless otherwise directed by AT&T.  The Billable Hour includes 30 minutes for breaks but does not include lunches, sick time, vacations, or Supplier sponsored events such as non-AT&T focus groups and non-AT&T development.  Actual time in a Billable Hour for billing purposes is 60 minutes.

b.          During QA Production, time will be tracked through clock in and clock out of ADI.  All weekly time is reviewed and approved by the supervisor.  During Nesting Time will be tracked through both ADI and switch data.

c.           The total amount payable by AT&T for the Services shall be determined by applying the stated rate of compensation to the Services actually performed by Supplier. The Premium and Overtime Rate shall apply if Supplier is able to and AT&T agrees to offer premium and overtime hours (to the extent such hours are in excess of 40 hours per week per CSR). Holiday Rates shall apply based on applicable Holidays at the Site.. Philippine Holidays (applicable only in the Philippines):  New Years Day (January 1), Maundy (April 2), Good Friday (Same as US/Canada), Araw ng Kagitingan (Nearest Monday to April 9),  Labor Day (May 1) Independence Day (Monday nearest to June 12), Ninoy Aquino Day (Monday nearest to August 21), National Heros Day (Last Monday of August), All Saints Day (November 1), Bonifacio Day (Monday nearest to November 30), Additional Special Day (December 24th), Christmas Day (December 25th), Rizal Day (Nearest Monday December 30), Last Day of the Year (December 31st) Should AT&T Mobility request that Supplier provide Services for the Program on any of the Holidays listed, AT&T Mobility shall compensate Supplier at the Holiday Rate as listed herein.

d.              The Pilot will be staffed with 8 Quality Assurance Specialists (“QAS”) and 1 Supervisor which will be billed as a QAS.

e.               Five QAS will attend product training and Nesting.

f.                 Three QAS previously trained in BEUC will attend only one week of Nesting.

g.              Supervisor Billable Hourly Rate is $[*] and will be billable as of March 22, 2010.

h.              BEUC Training will be billed upon graduation - week ending April 16, 2010.

i.                  Nesting, SBS QA Side By Side, Quality Training and QA Production will be billed the month incurred at $[*].

j.              Domestic Inbound/Outbound telecom. AT&T shall be client of record on the (800) service.  Subject to AT&T’s prior written approval of usage, domestic inbound and outbound telecom charges shall be [*].

k.           Postage, shredding, express mail, printing, and courier services, trunking and circuits, reproduction (other than [*]which is borne by Supplier), and travel (Pre-approved by AT&T) shall all be charged at [*].

l.              AT&T shall not be charged costs associated with [*].  AT&T shall be charged for Growth Training.  Growth is defined as any requested increase in FTE above previous locked forecast.  If AT&T requests Supplier to reduce FTE, then subsequently requests Supplier increase FTE, that increase will be considered growth and the associated training will be billable to AT&T.

Exhibit D

Program Descriptions

Program Name	Program Description Functions shall include, but may not be limited to, the following tasks:	Sites
Small Business Services (“SBS”) or Business End User Care Line Groups: IRU NBI/TLG SMB EMO SBS EU

Inbound calls from post paid subscribers. Duties include the following account maintenance activities: billing statement questions, adjustments, changes to features/services, changes of billing information, customer issues relative to price plans, customer cancellation inquiries, adding / deleting promotions & features, contract inquiries and termination dates, rate plan changes, account updates, lost / stolen phone resolutions, cancel requests, promotion / plan clarification, programming phones, equipment and features instructions, voice mail resets, respond to coverage concerns, equipment (wireless cell phones and PDAs) changes, assisting with handset issues and upgrading equipment, migration of customers between billing application, completion of downtime form and offline services, escalated services/resolution.

Collinsville, VA Ortigas Center Manila, Philippines
Small Business Services (“SBS”) or Business End User Care Line Groups: IRU NBI/TLG

Inbound calls from post paid subscribers. Duties include the following account maintenance activities: billing statement questions, adjustments, changes to features/services, changes of billing information, customer issues relative to price plans, customer cancellation inquiries, adding / deleting promotions & features, contract inquiries and termination dates, rate plan changes, account updates, lost / stolen phone resolutions, cancel requests, promotion / plan clarification, programming phones, equipment and features instructions, voice mail resets, respond to coverage concerns, equipment (wireless cell phones and PDAs) changes, assisting with handset issues

Mansfield, OH

Program Name	Program Description Functions shall include, but may not be limited to, the following tasks:	Sites
and upgrading equipment, migration of customers between billing application, completion of downtime form and offline services, escalated services/resolution.
Specialty Queues	Services for unique business types including call handling for escalated customer care issues specific to billing, equipment, coverage and account details.	N/A

Exhibit E

QA Pilot Training Plan

QAS Pilot Training Schedule	Dates	Personnel
Classroom Product Training (Weeks 1-4):	02/22/10-03/19/10	[*]
Nesting wk-1 Bill Training Calls:	03/22/10-03/26/10	[*]
Classroom Product Training (Week 5):	03/29/10-04/02/10	[*]
Nesting wk-2 Tech Training Calls:	04/05/10-04/09/10	[*]
Classroom Product Training (Week 6):	04/12/10-04/16/10	[*]
Nesting wk-3 NBI/TLG Calls:	04/19/10-04/23/10	[*]
SBS QA Side By Side y-jack with the SRT SBS QAs	04/26/10-04/30/10	[*]
AT&T Quality Training (Weeks 1-2):	05/03/10-05/14/10	[*]